EXHIBIT 5.1


                                  ADORNO & YOSS
                           A PROFESSIONAL ASSOCIATION

                      700 SOUTH FEDERAL HIGHWAY, SUITE 200
                            BOCA RATON, FLORIDA 33432
                            TELEPHONE (561) 393-5660
                            FACSIMILE (561) 338-8698

                                 www.adorno.com


                                October 31, 2002


Board of Directors
Webb Mortgage Depot, Inc.
155 N.E. Spanish River Boulevard
Boca Raton FL  33431

         Re:      Webb Mortgage Depot, Inc. (the "Company")

Gentlemen:

         You have requested our opinion in connection with the registration of resales of 1,985,144 shares ("Shares") of common stock as described in the Company's registration statement on Form SB-2 (Registration Statement) to which this opinion is attached as Exhibit 5.1.

         We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuances of the Shares, and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

         In rendering the foregoing opinion, we have (i) assumed (a) that the resolutions ("Resolutions") of the Board of Directors of the Company authorizing the Company to issue the Shares were not rescinded or revoked, and remain in full force and effect and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and (c) the genuineness of all signatures thereon, and (ii) relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon statements contained in the Resolutions or certificates of public officials and of representatives of the Company. In addition, our examination of matters of law has been limited to the General Corporation Laws of the State of Florida.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation SB.

         Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                                     Sincerely,

                                                     /s/ADORNO & YOSS, P.A.



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